UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

COMMUNITY HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 9, 2017, Community Health Systems, Inc. (the “Company”), its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Issuer”) and certain of their subsidiaries, as guarantors, entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters listed on Schedule A thereto, with respect to the Issuer’s tack-on issuance and sale of $900,000,000 aggregate principle amount of its 6.250% Senior Secured Notes due 2023 (the “Additional Notes”). The offering is being made pursuant to an effective registration statement on Form S-3 filed by the Company, the Issuer and the other guarantors of the Additional Notes with the Securities and Exchange Commission (the “Commission”) on May 6, 2015 (No. 333-203918) and Post-Effective Amendment No. 1 thereto filed with the Commission on March 3, 2017. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 9, 2017, by and among the Company, the Issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed on Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	Community Health Systems, Inc. (Registrant)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director (principal financial officer)

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 9, 2017, by and among the Company, the Issuer, the guarantors party thereto and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed on Schedule A thereto.